Exhibit 10.32

SUPPLEMENT NO. 1

SUPPLEMENT NO. 1 dated as of December 22, 2004 (this “Supplement”), to the Guarantee and Collateral Agreement dated as of August 20, 2004, among Blockbuster Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Borrower and each Subsidiary Guarantor required to pledge Equity Interests under such agreement being referred to herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking corporation formerly known as JPMorgan Chase Bank (“JPMCB”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A. Reference is made to the Credit Agreement dated as of August 20, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and, JPMCB, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C. The Grantors and Subsidiary Guarantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 6.14 of Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party, a Guarantor and, if such New Subsidiary at any time owns any Equity Interests in a Significant Subsidiary, a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it, if any, as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor, if applicable, and Guarantor thereunder (as supplemented hereby) are true and correct on and as of the date hereof (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date). In furtherance of the foregoing, the New Subsidiary, as security for the payment in full of the Obligations (as defined in the Collateral Agreement), does hereby assign, pledge and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” (if applicable) in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that as of the date hereof (a) set forth on Schedule I attached hereto is a true and correct schedule of all Equity Interests owned or held by the New Subsidiary, (b) set forth on Schedule I attached hereto is a true and correct schedule of all Equity Interests issued by the New Subsidiary, and (c) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization, the identifying number, if any, assigned to it by such jurisdiction, and the location of its chief executive office. Schedule I attached hereto shall be attached to Schedule II of the Collateral Agreement and made a part thereof in accordance with Section 3.02(a) of the Collateral Agreement.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

EJL, INC.

by
/s/ Marilyn R. Post

Name: Marilyn R. Post Title: Vice President and Secretary

Legal Name: EJL, Inc.
Jurisdiction of Organization: Oregon
Identifying Number (if any): Registry No. 257607-94
Location of Chief Executive Office: 1201 Elm Street, Suite 2100 Dallas, Texas 75270

JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT

By
/s/ Barry Bergman

Name: Barry Bergman
Title: Vice President

Schedule I

to the Supplement No. 1 to the

Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests
EJL, Inc.	1	Blockbuster, Inc.	1000 common shares	100%